Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: Investors@lci1.com

LCI Industries Third Quarter 2026 Conference Call Scheduled for November 5, 2026, at 8:30 a.m. ET

ELKHART, Ind., October 22, 2026 – LCI Industries (NYSE: LCII), a leading supplier of engineered components to the recreation and transportation markets, will release its third quarter 2026 financial results before the market opens on Thursday, November 5, 2026.

Conference Call & Webcast

LCI Industries will also host a conference call and webcast to discuss its third quarter 2026 results on Thursday, November 5, 2026, at 8:30 a.m. ET.

An online, real-time webcast, as well as a supplemental earnings presentation, will be available on the Company's website, www.investors.lci1.com. The conference call and webcast can also be accessed by dialing (833) 461-5787 for participants in the U.S. and (585) 542-9983 for participants outside the U.S. using the required access code 567748958#. Due to the high volume of companies reporting earnings at this time, please be prepared for hold times of up to 15 minutes when dialing in to the call.

A replay of the conference call will be available for two weeks by dialing (833) 309-1852 for participants in the U.S. and (929) 828-5978 for those outside the U.S. and referencing access code 567748958#. A replay of the webcast will also be available on the Company’s website immediately following the conclusion of the call.

About LCI Industries

LCI Industries (NYSE: LCII), through its Lippert subsidiary, is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established Lippert as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.